Exhibit 3.1
AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
T-3 ENERGY SERVICES, INC.
ARTICLE I
NAME
     The name of the corporation is T-3 Energy Services, Inc. (the “Corporation”).
ARTICLE II
REGISTERED OFFICE AND AGENT
     The address of its registered office in the State of Delaware is 2711 Centerville Road, Suite 400, in the City of Wilmington, County of New Castle, State of Delaware 19808 and the name of its registered agent at such address is the Corporation Service Company.
ARTICLE III
EXISTENCE
     The Corporation shall have perpetual existence.
ARTICLE IV
PURPOSE
     The purpose of the Corporation is to engage in any lawful act or activities for which corporations may be organized under the General Corporation Law of the State of Delaware (as from time to time in effect, the “DGCL”).
ARTICLE V
AUTHORIZED CAPITAL STOCK
     The Corporation shall have the authority to issue an aggregate of 75,000,000 shares, consisting of 25,000,000 shares of Preferred Stock, par value $.001 per share (“Preferred Stock”) and 50,000,000 shares of Common Stock, par value $.001 per share (“Common Stock”).
     A. Issuance of Preferred Stock. Preferred Stock may be issued from time to time by the Board of Directors as shares of one or more series. Subject to the provisions of this paragraph A and limitations prescribed by law, the Board of Directors is vested with the authority and is expressly authorized, prior to issuance, by adopting resolutions providing for the issuance of, or providing for a change in the number of, shares of any particular series and, if and to the extent from time to time required by the DGCL, by filing a certificate pursuant to the DGCL, to establish or change the number of shares to be included in each such series and to fix the designation and powers, preferences and rights and the qualifications and limitations thereof or restrictions thereon relating to the shares of each such series, all to the maximum extent permitted by the DGCL. The authority of the Board of Directors with respect to each series shall include, but not be limited to, the determination of the following:
     (1) the distinctive serial designation of the series and the number of shares constituting the series;
     (2) the annual dividend rate, if any, on shares of the series and the preferences, if any, over shares of any other class or another series of the same class (or of shares of any other class or of another series over such series) with respect to dividends, and whether dividends shall be cumulative and, if so, from which date or dates;
     (3) whether the shares of the series shall be redeemable and, if so, the terms and conditions of their redemption, including the date or dates upon and after which such shares shall be redeemable, and the amount per share payable in case of redemption, which may vary under different conditions and at different redemption dates;
     (4) the obligation, if any, of the Corporation to purchase or redeem shares of the series pursuant to a sinking fund or purchase fund and the terms of any such obligation;
     (5) whether shares of the series shall be convertible into, or exchangeable for, shares of stock of any other class or classes, shares of any series of the same class or any evidence of indebtedness, and, if so, the terms and conditions of conversion or exchange, including the price or prices or the rate or rates of conversion or exchange;
     (6) whether the shares of the series shall have voting rights in addition to the voting rights provided by law, and, if so, the terms of such voting rights, including whether such shares shall have the right to vote with the Common Stock on issues on an equal, greater or lesser basis;
     (7) the rights of the shares of the series in the event of a voluntary or involuntary liquidation, dissolution, winding up or distribution of assets of the Corporation;
     (8) whether the shares of the series shall be entitled to the benefit of conditions and restrictions upon (i) the creation of indebtedness of the Corporation or any subsidiary, (ii) the issuance of any additional stock (including additional shares of the series or of any other series) or (iii) the payment of dividends or the making of other distributions on the purchase, redemption or other acquisition by the Corporation or any subsidiary of any outstanding stock of the Corporation; and
     (9) any other relative rights, powers, preferences, qualifications, limitations or restrictions thereof, including, but not limited to, any that may be determined in connection with the adoption of any stockholder rights plan relating to any such series.
     Except as otherwise set forth in the resolution or resolutions adopted by the Board of Directors providing for the issuance of any series of Preferred Stock, the number of shares comprising such series may be increased or decreased (but not below the number of shares then outstanding) from time to time by like action of the Board of Directors. The shares of Preferred Stock of any one series shall be identical with the other shares in the same series in all respects except as to the dates from and after which dividends thereon shall cumulate, if cumulative.
     B. Redeemed or Reacquired Shares of Preferred Stock. Shares of any series of any Preferred Stock that have been redeemed (whether through the operation of a sinking fund or otherwise) or purchased by the Corporation, or which, if convertible or exchangeable, have been converted into, or exchanged for, shares of stock of any other class or classes, any other series of the same class, or any evidences of indebtedness, shall have the status of authorized and unissued shares of Preferred Stock and may be reissued as a part of the series of which they were originally a part, or may be reclassified and reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors or as part of any other series of Preferred Stock, all subject to the conditions or restrictions on issuance set forth in the resolution or resolutions adopted by the Board of Directors providing for the issuance of any series of Preferred Stock and to any filing required by law.
     C. Common Stock. The Common Stock is junior to the Preferred Stock and is subject to all the powers, rights, privileges, preferences and priorities of the Preferred Stock as herein set forth and as may be stated in any resolutions of the Board of Directors regarding Preferred Stock. Subject to all rights of the Preferred Stock, dividends may be paid on the Common Stock as and when declared by the Board of Directors of the Corporation out of any funds of the Corporation legally available for the payment thereof. After payment shall have been made in full to the holders of the Preferred Stock in the event of any liquidation, dissolution or winding up of the affairs of the Corporation, the remaining assets and funds of the Corporation shall be distributed to the holders of Common Stock according to their respective shares. Except as otherwise provided by law and subject to the voting rights conferred on the Preferred Stock or any series thereof by any Directors’ Resolution, the holders of shares of Common Stock shall possess exclusive voting rights for the election of directors and for all other purposes, each holder of Common Stock on the date fixed for determining the stockholders entitled to vote being entitled to one vote for each share of Common Stock held of record by such holder.
     D. Denial of Preemptive Rights. No holder of any stock of the Corporation shall be entitled as such, as a matter of right, to subscribe for or purchase any part of any new or additional issue of stock of any class of the Corporation, or of securities convertible into or exchangeable for stock of any class, whether now or hereafter authorized, or whether issued for cash or other consideration or by way of dividend.
     E. Denial of Cumulative Voting. No holder of any stock of the Corporation shall have the right of cumulative voting at any election of directors or upon any other matter.
ARTICLE VI
AMENDMENT OF BYLAWS
     The Board of Directors shall have the power to make, alter, amend and repeal the Corporation’s bylaws. Any bylaws made, altered or amended by the Board of Directors under the powers conferred hereby may be further altered or amended, or repealed, by the directors or by the stockholders; provided, however, that the bylaws shall not be altered, amended or repealed and no provision inconsistent therewith shall be adopted by stockholder action without the affirmative vote of at least a majority of the voting power of the then outstanding shares entitled to vote generally in the election of directors, voting together as a single class.
ARTICLE VII
BOARD OF DIRECTORS
     The number of directors of the Corporation shall be such as from time to time shall be fixed by, or in the manner provided in, the bylaws. Election of directors need not be by ballot unless the bylaws so provide.

ARTICLE VIII
DIRECTOR LIABILITY
     No director of the Corporation shall be personally liable to the Corporation or to its stockholders for monetary damages for breach of fiduciary duty as a director, provided that this Article VIII shall not eliminate or limit the liability of a director:
     (1) for any breach of the director’s duty of loyalty to the Corporation or its stockholders,
     (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,
     (3) under Section 174 of the DGCL, as it may hereafter be amended from time to time, for any unlawful payment of a dividend or unlawful stock purchase or redemption, or
     (4) for any transaction from which the director derived an improper personal benefit.
     If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended. No amendment to or repeal of this Article VIII will apply to, or have any effect on, the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of the director occurring prior to such amendment or repeal.
ARTICLE IX
INDEMNIFICATION
     A. Mandatory Indemnification. Each person who at any time is or was a director or officer of the Corporation, and is threatened to be or is made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative (a “Proceeding”), by reason of the fact that such person is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner, venturer, proprietor, member, employee, trustee, agent or similar functionary of another domestic or foreign corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other for-profit or non-profit enterprise, whether the basis of a Proceeding is alleged action in such person’s official capacity or in another capacity while holding such office, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the DGCL, or any other applicable law as may from time to time be in effect against all expense, liability and loss (including, without limitation, court costs and attorneys’ fees, judgments, fines, excise taxes or penalties, and amounts paid or to be paid in settlement) actually and reasonably incurred or suffered by such person in connection with a Proceeding if such person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful, and such indemnification shall continue as to a person who has ceased to be a director or officer of the Corporation or a director, officer, partner, venturer, proprietor, member, employee, trustee, agent or similar functionary of another domestic or foreign corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other for-profit or non-profit enterprise, and shall inure to the benefit of such person’s heirs, executors and administrators. The Corporation’s obligations under this paragraph A include, but are not limited to, the convening of any meeting, and the consideration of any matter thereby, required by statute in order to determine the eligibility of any person for indemnification.
     B. Advancement of Expenses. Expenses incurred by a director or officer of the Corporation in defending a Proceeding shall be paid by the Corporation in advance of the final disposition of such Proceeding to the fullest extent permitted by, and only in compliance with, the DGCL or any other applicable laws as may from time to time be in effect, including, without limitation, any provision of the DGCL which requires, as a condition precedent to such expense advancement, the delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under paragraph A of this Article IX or otherwise. Repayments of all amounts so advanced shall be upon such terms and conditions, if any, as the Corporation’s Board of Directors deems appropriate.
     C. Vesting. The Corporation’s obligation to indemnify and to advance expenses under paragraphs A and B of this Article IX shall arise, and all rights granted to the Corporation’s directors and officers hereunder shall vest, at the time of the occurrence of the transaction or event to which a Proceeding relates, or at the time that the action or conduct to which such Proceeding relates was first taken or engaged in (or omitted to be taken or engaged in), regardless of when such Proceeding is first threatened, commenced or completed. Notwithstanding any other provision of this Certificate of Incorporation or the bylaws of the Corporation, no action taken by the Corporation, either by amendment of this Certificate of Incorporation or the bylaws of the Corporation or otherwise, shall diminish or adversely affect any rights to indemnification or prepayment of expenses granted under paragraphs A and B of this Article IX which shall have become vested as aforesaid prior to the date that such amendment or other corporate action is effective or taken, whichever is later.
     D. Enforcement. If a claim under either or both of paragraphs A and B of this Article IX is not paid in full by the Corporation within thirty days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit in a court of competent jurisdiction against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall also be entitled to be paid the expense of prosecuting such claim. It shall be a defense to any such suit (other than a suit brought to enforce a claim for expenses incurred in defending any Proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the DGCL or other applicable law to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. The failure of the Corporation (including its Board of Directors, independent legal counsel, or stockholders) to have made a determination prior to the commencement of such suit as to whether indemnification is proper in the circumstances based upon the applicable standard of conduct set forth in the DGCL or other applicable law shall neither be a defense to the action nor create a presumption that the claimant has not met the applicable standard of conduct. The termination of any Proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal Proceeding, had reasonable cause to believe that his conduct was unlawful.
     E. Nonexclusive. The indemnification and advancement provided by this Article IX shall not be deemed exclusive of any other rights to which a person seeking indemnification and advancement may be entitled under any statute, bylaw, other provisions of this Certificate of Incorporation, agreement, vote of the stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office.
     F. Permissive Indemnification. The rights to indemnification and prepayment of expenses which are conferred to the Corporation’s directors and officers by paragraphs A and B of this Article IX may be conferred upon any employee or agent of the Corporation if, and to the extent, authorized by the Board of Directors.
     G. Insurance. The Corporation shall have power to purchase and maintain insurance, at its expense, on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner, venturer, proprietor, member, employee, trustee, agent or similar functionary of another domestic or foreign corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other for-profit or non-profit enterprise against any expense, liability or loss asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power to indemnify him against such expense, liability or loss under the Corporation’s bylaws, the provisions of this Article IX, the DGCL or other applicable law.
     H. Other Arrangements for Indemnification. Without limiting the power of the Corporation to procure or maintain insurance or other arrangement on behalf of any of the persons as described in paragraph G of this Article IX, the Corporation may, for the benefit of persons eligible for indemnification by the Corporation, (1) create a trust fund, (2) establish any form of self-insurance, (3) secure its indemnity obligation by grant of a security interest or other lien on the assets of the Corporation or (4) establish a letter of credit, guaranty or surety arrangement.
ARTICLE X
DGCL SECTION 203
     The Corporation elects to not be governed by Section 203 of the DGCL.

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